Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 28, 2017 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Southwest Gas Corporation’s 2016 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2016.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Las Vegas, Nevada
December 13, 2017